UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2021

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2021, U.S. Physical Therapy, Inc. (NYSE: USPH) (the “Company”), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, entered into the First Amendment to Second Amended and Restated Credit Agreement (Credit Agreement). The commitment under the Credit Agreement remains at $125 million, with the maturity date extended from November 30, 2021, to November 30, 2025.  The Credit Agreement is unsecured and includes certain financial covenants which include a consolidated fixed charge coverage ratio and a consolidated leverage ratio, as defined in the Credit Agreement.  Refer to Exhibit 10.1 included with this report for a complete list of amendments to the Credit Agreement, and Exhibit 99.1 filed in the Company’s Current Report on Form 8-K filed on November 14, 2017 to reference the Second Amended and Restated Credit Agreement.

Proceeds from the Credit Agreement may be used for working capital, acquisitions, and for other purposes.

As of February 3, 2021, the outstanding balance advanced under the loan facility was $30 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibit
10.1 *	First Amendment to Second Amended and Restated Credit Agreement dated as of January 29, 2021 among the Company, as the borrower, and Bank of America, N.A., as Administrative Agent. *

*  Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. Physical Therapy, Inc.

Date: February 4, 2021	BY: /s/ Carey Hendrickson
Chief Financial Officer